Exhibit 32.2

Certification Pursuant to § 906 of the

Sarbanes-Oxley Act of 2002

The undersigned, as the Interim Chief Financial Officer of American Safety Insurance Holdings, Ltd., certifies that, to the best of her knowledge and belief, the Quarterly Report on Form 10-Q for the period ended March 31, 2009, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of American Safety Insurance Holdings, Ltd. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C. §1350) and shall not be relied upon for any other purpose.

Date: May 11, 2009	/s/ Laura L. Ervin
Laura L. Ervin
Chief Financial Officer (Interim)

A signed original of this written statement required by § 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by § 906, has been provided to American Safety Insurance Holdings, Ltd. and will be retained by American Safety Insurance Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

The information in this Exhibit 32.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.